UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEPTEMBER 2, 2015
Date of Report (Date of earliest event reported)

ANYTRANSLATION CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-188358	98-1060941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1255 W. Rio Salado Parkway Suite 215 Tempe, Arizona	85281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

2620 S. Maryland Parkway #14-857
 Las Vegas, NV 89109
(702) 997-2267
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT
On September 2, 2015, a change in control of Anytranslation Corp. (the "Company") occurred by virtue of the Company's largest shareholder, Andrei Catalin Ispas, selling 4,000,000 shares of the Company's common stock to Forestbay Capital Partners II, LLC, a Delaware limited liability company. Such shares represent 65.8% of the Company's total issued and outstanding shares of common stock. As part of the sale of the shares, Forestbay Capital Partners arranged with Mr. Ispas, prior to resigning as the sole member of the Company's Board of Directors (see Item 5.02 below), to appoint Mr. Edward Mooney as the sole officer and director of the Company.
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective September 2, 2015, the Company accepted the resignation of Andrei Catalin Ispas as the sole officer of the Company and as the sole member of the Company’s board of directors. The resignation of Mr. Ispas was not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Simultaneously, Mr. Edward Mooney, was elected as the as the Company’s President, Secretary, Treasurer and a member of the Board of Directors. Mr. Mooney is the Manager of Forestbay Capital Partners II, LLC. In addition, Mr. Philip G. Allen was named to the Board of Directors on September 2, 2015.

Biographies

Edward Mooney

Mr. Mooney has 25 years of experience in all facets of corporate development for publicly‐traded companies and privately‐held ventures and investments including finance, mergers and acquisitions, corporate governance, investor relations, and regulatory compliance.   He has served as a director of publicly-traded companies, including most recently as a director of American Sands Energy Corporation from April 2011 until August 2014 and Colombia Energy Resources from 2010 to April 2013.  Both these companies were engaged in energy-related natural resources.   He also has and presently serves as managing director of a number of privately-held companies investing in and developing products, services and products in the alternative energy and specialty agricultural chemical industries, including Forestbay Capital Partners II, LLC, for whom he has served as Manager since June 2014.  Since August 2013, he has served as director, corporate secretary and executive vice president of Cobalt Holdings, Inc., a private company developing international telecommunications projects.  Mr. Mooney received a Masters Degree in Education in 1990 and a Bachelors Degree in Geography in 1982, each from the California State University System.

Philip G. Allen

Mr. Allen is an entrepreneur and senior executive in all aspects of investor relations and corporate communications, with considerable experience in marketing communications, media and public relations, business development and public and private startups. Since June 2013, Mr. Allen has served as the Vice President of Investor Relations and Corporate Communications for Cobalt Holdings, Inc.,  a private company developing international telecommunications projects.   He formerly was Director of Investor Relations for Nanoflex Power Corp., which develops and licenses advanced thin-film solar technologies and intellectual property. He is a co-founder of two publicly-traded companies, including Convergent Communications, Inc.  He also develops successful brand and marketing programs for companies, as well as build brand awareness through targeted media, public relations and Internet programs. He holds undergraduate (1971) and graduate degrees (1976) from Indiana University in liberal arts and mass communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANYTRANSLATION CORP.

DATE: September 8, 2015

By:/s/ EDWARD MOONEY
Name:  Edward Mooney
Title: President